Exhibit 32.2
WESTERN RESERVE BANCORP, INC.
FORM 10-Q
Quarter ended September 30, 2008
SECTION 1350 CERTIFICATION OF FINANCIAL RESULTS
I, Cynthia A. Mahl, the Senior Vice President and Chief Financial Officer of Western Reserve Bancorp, Inc. hereby certify the following:
•	This Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and

•
The information contained in the report fairly presents, in all material respects, the financial position and results of operations of Western Reserve Bancorp, Inc. as of and for the periods presented.

/s/ Cynthia A. Mahl
Cynthia A. Mahl
Senior Vice President/Chief Financial Officer November 14, 2008